EXHIBIT 99.1

Zomedica Reports Record Revenue of $7.3 Million for the Fourth Quarter and $25.2 Million for the Full Year 2023, Reflecting 33% Annual Growth; 69% Gross Margin and $100.5 Million in Liquidity

ANN ARBOR, MI / ACCESSWIRE / April 1, 2024 / Zomedica Corp. (NYSE American: ZOM) ("Zomedica" or the "Company"), a veterinary health company offering point-of-care diagnostic and therapeutic device products for equine and companion animals, today reported consolidated financial results for the fourth quarter and year-ended December 31, 2023. All figures are in US dollars unless otherwise stated.

“The fourth quarter capped off another record quarter and year for Zomedica. On the strength of our highest revenue quarter ever, we grew full year revenue by over 33%, due to early adoption of newly launched products in our Diagnostics segment, and continued strength in our Therapeutic Devices segment,” commented Zomedica Chief Executive Officer, Larry Heaton.

“During 2023, we created a tremendous amount of momentum in the business that made multiple acquisitions, including Structured Monitoring Products, Inc. and Qorvo Biotechnologies, LLC; new product launches, including the VetGuardian® Zero-Touch Vital Signs Remote Monitoring system, the TRUVIEWTM digital cystoscopy platform, our first TRUFORMA® assay for equine diagnostics and three additional assays for canine non-infectious GI testing; and the expansion of our manufacturing capabilities in both Roswell, Georgia and Plymouth, Minnesota. With this foundation in place, and our exciting near-term portfolio expansion plans, we believe that we are very well positioned to continue our growth trajectory in 2024.

“We believe that the progress we made in 2023, and our planned growth for 2024, moves us forward nicely on our path to profitability as we grow revenues, maintain industry-leading margins and capture efficiencies in our operations,” concluded Mr. Heaton.

Fourth Quarter 2023 Financial Highlights

Revenue for the fourth quarter of 2023 grew 19% to $7.3 million, compared to fourth quarter 2022 revenue, primarily driven by growth in the Therapeutic Devices segment, which grew 16% over the prior year, and 144% growth over the prior year in the Diagnostics segment.

Growth was further bolstered by:

•	Consumable revenue that grew to $4.0 million, up 26% over fourth quarter 2022 consumable revenue; and

•	Capital revenue that grew to $3.3 million, up 12% over fourth quarter 2022 capital revenue.

Gross margin was 69% for the fourth quarter of 2023.

Total cash used during the quarter was $17.5 million.  When adjusted for non-recurring one-time items, our non-GAAP operating burn was approximately $2.6 million.

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Full Year 2023 Financial Highlights

Revenue for 2023 grew 33% to $25.2 million, compared to 2022 revenue of nearly $19 million, primarily driven by increases in sales of Therapeutic Devices, which grew 28% over the prior year, and increases in sales of Diagnostics, which grew 252% over the prior year, primarily driven by an increase in TRUFORMA® product sales and revenue from the launches of the VetGuardian® and TRUVIEWTM product lines.

Growth was further bolstered by:

•	Consumable revenue that grew to $16.4 million, reflecting 41% growth over 2022 consumable revenue. Consumable revenue grew to 65% of total revenues from 61% in 2022; and

•	Capital revenue that grew to $8.8 million, reflecting 20% growth over 2022 capital revenue.

Gross margin for full year 2023 was 69%.

Cash, Cash Equivalents and Available-for-Sale Securities were $100.5 million as of December 31, 2023.

Investment in Growth and Sustainability

During 2023, Zomedica made progress on multiple fronts, expanding its product portfolio to include five product platforms across two product segments, namely Diagnostics and Therapeutic Devices.

The commercial team, including field sales representatives, inside sales representatives, and professional services veterinarians, matured and an experienced Senior Vice President of Sales was recruited to lead the organization.

Relationships with domestic animal health distributors and online retailers were expanded and international distribution channels were solidified. Manufacturing and distribution capabilities and capacity were further expanded at the Company’s Global Manufacturing & Distribution Centers in Roswell, Georgia, and Plymouth, Minnesota.

Acquisition of Structured Monitoring Products

Zomedica completed its acquisition of Structured Monitoring Products, Inc. (“SMP”), the maker of the VetGuardian Zero-Touch Vital Signs Remote Monitoring system, on September 5, 2023. This acquisition followed strategic investments by the Company in SMP beginning in May 2022, and will allow Zomedica to increase gross margin for this product line by bringing the manufacturing of VetGuardian products in-house, and also leverage both its direct sales force and animal health distributor network to drive increased adoption.

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Launch of the TRUVIEW Digital Microscope

With the launch of the TRUVIEW digital microscopy system in early 2023, the Company expects revenues to continue to grow in line with the installed base in the future.

Acquisition of Qorvo Biotechnologies

On October 5th, 2023, Zomedica announced the acquisition of Qorvo Biotechnologies, LLC (“QBT”). The acquisition substantially improves the Company’s ability to capture margin improvements through the assumption of QBT’s manufacturing systems and also eliminates certain future payments owed to QBT by the Company, including license fees, transition fees, and future royalties. The timing of this acquisition coincided with the launch of the equine eACTH assay and the December 2023 launch of assays for canine non-infectious GI disease, Zomedica believes it will continue to capitalize on these new capabilities to bring additional assays to market, accelerating growth of the TRUFORMA® platform.

2024 Business Outlook and Financial Guidance

For the full year 2024, the Company reiterated formal financial guidance, as follows:

Zomedica continues to expect full year revenue in the range of $31 to $35 million, an increase of approximately 40% at the high end of the range, over full year 2023 revenue of $25.2 million.

Zomedica believes that growth in 2024 will be driven by its existing portfolio, including recently launched products, supported by investments the Company is making to continue to drive increased adoption and utilization of its products, as well as contributions from a number of new products that the Company expects to launch during 2024. Guidance for 2024 does not incorporate any positive benefits from acquisitions the Company may make during the year.

The Company expects revenues to increase, driven by synergies derived from expanded product lines, increased sales/ marketing/commercialization efforts, and the move to full sales territory deployment, execution and maturation.

Fourth Quarter and Full Year 2023 Results

Revenue for the year ended December 31, 2023, was $25.2 million, compared to $18.9 million for the year ended December 31, 2022, an increase of $6.3 million or approximately 33%. The increase was primarily due to growth within our Assisi®, PulseVet®, and TRUFORMA® product lines and the inclusion of our TRUVIEWTM and VetGuardian® products, which were not part of our consolidated figures as of December 31, 2022.

Cost of revenue for the year ended December 31, 2023, was $7.9 million, compared to $5.5 million for the year ended December 31, 2022, an increase of $2.4 million. Margins remained strong at 69%.

Operating expenses for the year ended December 31, 2023, were $48.9 million, compared to $35.4 million for the year ended December 31, 2022, an increase of $13.5 million or 38%. When adjusted for one-time items, OpEx grew approximately 23%, which was lower than our top line growth of 33%.

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Research and development expense for the year ended December 31, 2023, was $5.7 million, compared to $2.6 million for the year ended December 31, 2022, an increase of $3.1 million or 123%. The increase in research and development expenses was primarily driven by the growth and expansion of internal capabilities to develop, test, and manufacture our next generation of diagnostic products. We anticipate that R&D costs will increase as we maintain and enhance our current product lines and continue to develop new products.

Selling and marketing expense for the year ended December 31, 2023, was $14.1 million, compared to $9.9 million for the year ended December 31, 2022, an increase of $4.2 million or 43%. The increase was primarily driven by salaries and non-cash stock option expenses associated with increased hiring campaigns and increased marketing campaigns / attendance at tradeshows to build brand awareness and recognition of our expanding suite of products. We expect future selling and marketing expense to increase in line with product expansion and growth in our commercialization efforts.

General and administrative expense for the year ended December 31, 2023, was $29.0 million, compared to $22.9 million for the year ended December 31, 2022, an increase of approximately $6.1 million or 27%. The increase was primarily driven by salaries and non-cash stock option expense associated with increased hiring campaigns, non-cash amortization related to our acquisitions, recruiting and other related fees associated with creation of new departments and executive leadership transitions. When adjusted for one-time items, G&A expense increased 13%, which was less than sales growth of 33%, reflecting continued improvement in operating leverage.

Net loss for the year ended December 31, 2023, was $34.5 million, or $0.035 per share, compared to a net loss of $17.0 million, or $0.017 per share, for the year ended December 31, 2022.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the year ended December 31, 2023, was $27.7 million compared to a loss of $11.0 million for the year ended December 31, 2022.

When adjusting for one-time items associated with our transition of TRUFORMA development and manufacturing capabilities, executive transition activities, adjustments associated with our acquisitions, and one-off consulting work, our ** Adjusted Non-GAAP EBITDA loss was $12.8 million.

Shares Outstanding

As of December 31, 2023, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica's filings on EDGAR and SEDAR or visit the Zomedica website at www.zomedica.com.

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Zomedica will host a conference call and audio-only webcast on Monday, April 1st, 2024, at 4:30 p.m. ET to discuss the Company's operational and financial highlights for its fourth quarter and full year ended December 31, 2023. A question-and-answer session will follow management's prepared remarks.

Event: Zomedica Corp. Q4 and Full Year 2023 Financial Results Conference Call

Date: Monday, April 1, 2024

Time: 4:30 p.m. Eastern Time

Live Call: +1-877-407-0789 (U.S. Toll-Free) or +1-201-689-8562 (International)

Webcast: Zomedica Q4 & Full Year 2023 Earnings Call

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Monday, April 15, 2024, at 11:59 AM ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 13745341.

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for horses, dogs, and cats by focusing on the unmet needs of clinical veterinarians. Zomedica's product portfolio includes innovative diagnostics and medical devices that emphasize patient health and practice health. Zomedica's mission is to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.zomedica.com.

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Representation of numbers in press release

Numbers in this press release are subject to rounding. Please refer to the 10-K for full audited figures and percentages.

Cautionary Note Regarding Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts on our business, results and financial condition.

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Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies, the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.ca. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

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Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding expenses related to the transition of TRUFORMA development and manufacturing capabilities, executive transition activities, adjustments associated with our acquisitions, and one-off consulting work.

	As Presented	One-Time Items	Adjusted	As Presented
	12/31/23	12/31/23	12/31/23	12/31/22

Net revenue	$25,186	$—	$25,186	$18,930
Cost of revenue	7,868	—	7,868	5,462
Gross profit	17,318	—	17,318	13,468

Expenses
General and administrative	29,029	(3,012)	26,017	22,934
Research and development	5,744	(2,282)	3,462	2,578
Selling and marketing	14,137	(121)	14,016	9,879
Loss from operations	(31,592)	5,415	(26,177)	(21,923)
Interest income	5,458	—	5,458	2,701
Interest expense	(175)	—	(175)	(1)
Gain (loss) on disposal of assets	24	—	24	1
Other loss	2,080	(2,174)	(94)	(7)
Impairment expense	(11,683)	11,683	—	—
Foreign exchange loss	28	—	28	(152)
Loss before income taxes	(35,860)	14,924	(20,936)	(19,381)
Income tax expense (benefit)	(1,331)	—	(1,331)	(2,366)
Net loss	(34,529)	14,924	(19,605)	(17,015)
Unrealized gains, change in fair value of available-for-sale securities, net of tax	936	—	936	(869)
Change in foreign currency translation	(45)	—	(45)	24
Net loss and comprehensive loss	$(33,638)	$14,924	$(18,714)	$(17,860)

Adjustments (Non-Cash)
Amortization	$5,468	$—	$5,468	$3,616
Depreciation	830	—	830	426
Stock Compensation	6,263	—	6,263	7,891
Subtotal	$(21,077)	$14,924	$(6,153)	$(5,927)

Interest	$(5,283)	$—	$(5,283)	$(2,700)
Taxes	(1,331)	—	(1,331)	(2,366)
Non-GAAP Adjusted EBITDA**	$(27,691)	$14,924	$(12,767)	$(10,993)

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